2900 Semiconductor Drive
Santa Clara, CA 95052-8090
408 721 5000 Tel




                                                                August __, 2002



Mr. Duane Oto
563 Dawn Drive
Sunnyvale, California 94087


Dear Mr. Oto:

     This addendum to your Employment Agreement ("Addendum") supplements certain provisions of the Option and Agreement and Plan of Merger entered into by and among National Semiconductor Corporation ("National"), Nintai Acquisition Sub, Inc. DigitalQuake, Inc. ("DigitalQuake"), Paul A. Lessard and Michael G. Fung dated as of February 8, 2002, as amended as of the date hereof, and as same may be subsequently amended from time to time (the "Merger Agreement") solely as such provisions relate to National and each Principal Employee as an employee of National. Capitalized terms used in this letter have the meanings assigned to them in the Merger Agreement.

     1. Section 3.5 of the Merger Agreement provides that you will receive the second installment payment and the third installment payment due under the Merger Agreement with respect to your DigitalQuake Options and DigitalQuake Common Stock in cash. This Addendum supplements the Merger Agreement to give you the option to receive all or a portion of the second and third installment payments in cash or in shares of National Common Stock as set forth below. As used herein, the "National Common Stock" means the common stock, par value $.50 per share, of National.

          (a) You may elect to receive all or a part of the second installment payment in cash or shares of National Common Stock by delivering notice of such election to National in the form attached hereto as Exhibit A and in the manner set forth for notices in Section
               14.3 of the Merger Agreement (an "Election Notice") at least fifteen (15) but no more than thirty (30) days prior to August 24, 2003, provided you have been continuously employed by National in its Displays Group from the Effective Time through August 24, 2003. Such notice shall specify the portion of the second installment to be paid in cash and the portion to be paid in shares of NSC Common Stock. The number of shares of National Common Stock shall be determined in accordance with Section 3 below; and

          (b) You may elect to receive all or a part of the third installment payment in cash or shares of National Common Stock by delivering notice of such election to National an Election Notice at least fifteen (15) but no more than thirty (30) days prior to August 29, 2004, provided you have been continuously employed by National in its Displays Group through August 29, 2004. Such notice shall specify the portion of the third installment to be paid in cash and the portion to be paid in shares of NSC Common Stock. The number of shares of National Common Stock shall be determined in accordance with Section 3 below.

     2. The form of the Election Notice is attached hereto as Exhibit A If you do not provide an Election Notice under Section 1(a) or Section 1(b), you will be deemed to have elected to receive the applicable installment payment entirely in cash.

     3. The number of shares of National Common Stock to be issued to you upon your election to receive all or a portion of the second or third installment payment in shares of National Common Stock shall equal the quotient of (x) the dollar amount of the applicable installment payment payable to you which you have elected to receive in National Common Stock on the Election Notice form divided by (y) the opening price of the National Common Stock as reported on the New York Stock Exchange Composite Tape on the Closing Date (or if there shall be no trading on such date, then on the first subsequent date on which there is trading). In the event National changes the number of shares of National Common Stock issued and outstanding as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to August 29, 2004, the number of shares of National Common Stock issuable pursuant to Section 1(a) or Section 1(b) above shall be proportionately adjusted. National shall file a registration statement with the U.S. Securities and Exchange Commission on Form S-8 or other appropriate form with respect to the shares of National Common Stock issuable pursuant to this letter prior to August 24, 2003.

     4. Your right to receive the second installment payment and third installment payment in whole or in part in shares of National Common Stock is contingent upon your being continuously employed by National in its Display Group from the Effective Time through August 24, 2003 and through August 29, 2004, respectively. Accordingly, you acknowledge that your right to receive the second and third installment payment in whole or in part in shares of National Common Stock, with the number of shares to be determined by reference to a fixed and determined price, is a benefit to which you would not otherwise be entitled if you had not become an employee of National upon the completion of the merger contemplated by the Merger Agreement.

     5.   All of the  shares of  National  Common  Stock  issuable  pursuant  to
          Section 1(a) or Section 1(b) above will be validly issued, fully paid and nonassessable and free of and not subject to any preemptive rights or rights of first refusal created by statute or by National's Second Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws upon their issuance pursuant to this Addendum.

     6. You understand that you may suffer adverse tax consequences in the event you elect to receive all or part of the second or third installment payments in shares of National Common Stock. You represent that you have consulted with any tax consultants you deem advisable in connection with your option to exercise such election and that you are not relying on National for any tax advice.

Please sign below to confirm your agreement with the items set forth above.

                                            Very truly yours,

                                            NATIONAL SEMICONDUCTOR CORPORATION

                                            By:  //S// D A HANDORF

ACCEPTED AND AGREED TO AS OF
8/26/02:
--------

//S// DUANE OTO
---------------
Duane Oto

                                    Exhibit A

       NOTICE OF ELECTION TO RECEIVE INSTALLMENT PAYMENT IN CASH OR STOCK


To:     National Semiconductor Corporation

From:   Duane Oto

Re:     Election to Receive Installment Payment in Cash or Stock


     Pursuant to the Option and Agreement and Plan of Merger entered into by and among National Semiconductor Corporation ("National"), Nintai Acquisition Sub, Inc. and DigitalQuake, Inc. ("DigitalQuake"), Paul A. Lessard and Michael G. Fung dated as of February 8, 2002 as amended (the "Merger Agreement") and the Addendum to the Employment Agreement dated August ___, 2002 between National and the undersigned, notice is hereby given that the undersigned hereby elects to receive the installment payment set forth below contemplated by Section 3.5 of the Merger Agreement in the form set forth below:.

Check as applicable:

         _____  Second Installment Payment

         _____  Third Installment Payment

Form of Payment

         _____  All in cash, payable by check or wire transfer

         _____  All in shares of National Common Stock

         _____ A combination of cash and National Common Stock, with $________ to be paid in cash and $_________ to be paid in shares of National Common Stock



Dated: ______________

                                          ________________________________
                                          Duane Oto